Exhibit 10.2
DISNEY CORPORATE SERVICES CO., LLC
500 South Buena Vista Street
Burbank, California 91521

July 21, 2022

Mr. Horacio E. Gutierrez
Senior Executive Vice President
and General Counsel
The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521
RE: Amendment to that certain Employment Agreement, dated as of December 21, 2021, by and between Disney Corporate Services Co., LLC and Horacio E. Gutierrez (the “Employment Agreement”); and to that certain Indemnification Agreement, dated as of December 21, 2021, by and between The Walt Disney Company and Horacio E. Gutierrez (the “Indemnification Agreement”)
Dear Mr. Gutierrez:
This letter agreement will confirm that the Employment Agreement and Indemnification Agreement are hereby amended as follows, effective as of June 29, 2022:
1. The first sentence of Paragraph 2 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:
During the Employment Period, Executive shall serve as Senior Executive Vice President and General Counsel, The Walt Disney Company, and in such other positions with the Company and its subsidiaries consistent with Executive’s position as Senior Executive Vice President and General Counsel, The Walt Disney Company, as the Company reasonably may assign.
2. References to “Senior Executive Vice President, General Counsel and Secretary of the Company” in the definition of “Termination for Good Reason” in Paragraph 5(e) of the Employment Agreement are hereby deleted and replaced with “Senior Executive Vice President and General Counsel, The Walt Disney Company.”
3. The reference to “Senior Executive Vice President, General Counsel and Secretary, of the Company” in the third paragraph of the Indemnification Agreement is hereby deleted and replaced with “Senior Executive Vice President and General Counsel, The Walt Disney Company.”
As amended hereby, the Employment Agreement and the Indemnification Agreement shall continue in full force and effect in accordance with their terms. If the foregoing accurately reflects your understanding of our mutual agreement, please so indicate in the space provided below and return an executed copy hereof to us at your earliest convenience.

Very truly yours,

DISNEY CORPORATE SERVICES CO., LLC

By:	/s/ Jim Kapenstein
President

Date:	July 21, 2022

ACCEPTED AND AGREED TO:

/s/ Horacio E. Gutierrez
Horacio E. Gutierrez

Date:	July 21, 2022